SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2008 (August 14, 2008)

SIONIX CORPORATION
(Exact name of Company as specified in Charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2082 Michelson Drive, Suite 306
Irvine, California 92612
(Address of Principal Executive Offices)

(949) 752-7980
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2008, Richard Papalian, our Chief Executive Officer, resigned from that position. Mr. Papalian continues to serve as a director. At a meeting of our board of directors on December 13, 2007, it was resolved that James Houtz, the Registrant’s President and Chief Operating Officer, would resume the position of Chief Executive Officer in the event Mr. Papalian relinquishes his position. Accordingly, Mr. Houtz has resumed the position of Chief Executive Officer effective upon Mr. Papalian’s resignation.

On August 15, 2008, Marc Woods, one of our directors, age 61, accepted the position as our Chief Financial Officer, to serve until his successor is duly appointed. There is no arrangement between Mr. Woods and any other person pursuant to which he was selected as an officer. There is no family relationship between Mr. Woods and any of our directors, executive officers or director and officer nominees.

Prior to becoming our Chief Financial Officer, Mr. Woods served as a financial reporting consultant to us since January 2008, and has served as one of our directors since May 2008. Mr. Woods also currently serves as a senior advisor to Clarion Consulting, a retail real estate consulting firm headquartered in Irvine, California. Mr. Woods began his career with Ernst & Young in September 1970, leaving the firm after eight years to co-found his own public accounting firm.  He specializes in re-organization and re-engineering projects and has significant experience with financial modeling, analyzing management information systems, computerizing manual systems, and many other aspects of operations management. Mr. Woods is the former President and Chief Executive Officer of D&L Airflow Solutions, a fabricator of sheet metal products for the HVAC industry, where he served from 1999 to 2003, and the former Chief Financial Officer of Surterre Properties, Inc., where he served from November 2005 to September 2007.  Mr. Woods earned a Bachelor of Science degree in accounting from San Jose State University.

There was no transaction since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which Mr. Woods had or will have a direct or indirect material interest.

Mr. Woods is not currently party to any material plan, contract or arrangement with us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sionix Corporation has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2008

SIONIX CORPORATION

By: /s/ James Houtz
James Houtz, Chief Executive Officer